EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Epic Bancorp for the quarter ended June 30, 2006, I, Mark Garwood, Chief Executive Officer of Epic Bancorp, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Quarterly Report on Form 10-Q of Epic Bancorp for the quarter ended June 30, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and,

(2)

the information contained in such Quarterly Report on Form 10-Q  of Epic Bancorp for the quarter ended June 30,  2006, fairly presents, in all material respects, the financial condition and results of operations of Epic Bancorp.

Dated: August 10, 2006

	BY:	/s/ Mark Garwood

MARK GARWOOD
Chief Executive Officer